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                     CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement of Arden Group, Inc. on Form S-8 of our report dated March 13, 1998, on our audits of the consolidated financial statements of Arden Group, Inc. as of January
3, 1998 and December 28, 1996, and for each of the three fiscal years in the period ended January 3, 1998, which report is included in the Company's
Annual Report on Form 10-K.

                                       /s/ PRICEWATERHOUSECOOPERS LLP
                                       -------------------------------
                                           PRICEWATERHOUSECOOPERS LLP


Los Angeles, California
December 23, 1998